EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-189686), as amended, of our report dated March 30, 2016 with respect to the audited consolidated financial statements of Homeowners of America Holding Corporation and Subsidiaries as of and for the years ended December 31, 2015 and 2014, which appear in this Annual Report on Form 10-K of Homeowners of America Holding Corporation for the year ended December 31, 2015.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Dallas, Texas

March 30, 2016